Exhibit 10.20

STOCKHOLDERS AGREEMENT

OF
STANDARD AERO ACQUISITION HOLDINGS, INC.

          THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of this 22nd day of December, 2004, by and among Standard Aero Acquisition Holdings, Inc., a Delaware corporation (the “Company”), Carlyle Partners III, L.P., a Delaware limited partnership (the “Principal Stockholder”), the Persons listed on Exhibit A hereto (each individually, a “Management Stockholder,” and collectively, the “Management Stockholders”). These parties are sometimes referred to herein individually by name or as a “Party” and together as the “Parties”. The Principal Stockholder, together with (i) any Affiliate (as defined below) of the Principal Stockholder that is a subsequent transferee of any shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) and (ii) any Affiliates of the Principal Stockholder to which the Company may hereafter issue shares of Common Stock, in each case, that executes a copy of this Agreement are sometimes collectively referred to herein as the “Acquiring Stockholder”. For purposes of this Agreement, “Affiliate” shall mean, with respect to any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature (each, a “Person”), any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended (the “Act”), “Operating Affiliate” shall mean any Affiliate of the Principal Stockholder which is an operating company.

RECITALS

          WHEREAS, each of the Management Stockholders is an employee, executive officer or director of the Company or one or more subsidiaries of the Company;

          WHEREAS, the Company has issued (or may hereafter issue) to each Management Stockholder shares of Common Stock as a result of (i) the exercise by the Management Stockholder of vested options to purchase shares of Common Stock, which options may be issued to the Management Stockholder on or after the date hereof pursuant to the Stock Option and Purchase Plan of Standard Aero Acquisition Holdings, Inc. (“Stock Option Plan”); and any Stock Option Agreement (as such term is defined in the Stock Option Plan) granted thereunder (any such options, the “Options”) (ii) the purchase of shares of Common Stock by the Management Stockholders on or around the date hereof at a per share purchase price equal to U.S. $100.00 (the “Initial Investment Price”) pursuant to the Stock Option Plan and any Subscription and Purchase Agreement entered into by and between the Company and any Management Stockholder (a “Subscription Agreement”); or (iii) any other purchase of Common Stock by any Management Stockholder; and

          WHEREAS, the Company, the Principal Stockholder and the Management Stockholders desire to enter into this Agreement to provide for certain matters with respect to the ownership and transfer by the Management Stockholders of the shares of Common Stock now or hereafter issued or sold to any Management Stockholders as a result of the (i) the purchase of Common Stock by the Management Stockholders from the Company or any Acquiring Stockholder; (ii) the exercise of Options; or (iii) any other issuance of Common Stock to the

Management Stockholders (collectively, the “Restricted Shares”). Any terms not otherwise defined herein shall have the meaning set forth in the Stock Option Plan.

AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. Restrictions on Transfers.

          (a) Except as otherwise expressly permitted by Section 1(b) or otherwise under this Agreement, the Management Stockholders shall not sell, assign, transfer, convey, pledge or otherwise dispose of (collectively, “Transfer”) any Restricted Shares. Any purported Transfer in violation of the provisions of this Section 1 shall be null and void and shall have no force or effect.

          (b) Nothing in Section 1(a) shall prevent the Transfer of any Restricted Shares by any Management Stockholder who is not established, resident or domiciled in The Netherlands to any of that Management Stockholder’s spouse, children or trusts for their benefit provided the Management Stockholder retains the sole and exclusive right to vote and dispose of any Restricted Shares transferred to the family member or trust; or (ii) by any Management Stockholder, upon a Management Stockholder’s death, to the Management Stockholder’s executors, administrators, testamentary trustees, legatees and beneficiaries; or (iii) by any Management Stockholder to any other Management Stockholder; provided, however, that any Transfer of Restricted Shares pursuant to this Section 1(b)(iii) shall be subject to the provisions of Section 1(d).

          (c) Each Management Stockholder agrees that, as a condition precedent to any transfer described in Section 1(b), each transferee described in Section 1(b) (other than the Company, the Principal Stockholder or any Affiliate of each) shall deliver to the Company a copy of this Agreement signed by such transferee together with such other documentation as may be reasonably requested by the Company.

          (d) Prior to a Transfer of Restricted Shares pursuant to Section 1(b)(iii), the Management Stockholder transferring the Restricted Shares (the “Management Transferor”) shall give written notice thereof (the “Offering Notice”) to the Principal Stockholder, setting forth the number and type of Restricted Shares it desires to sell (the “Offered Shares”) and the price and the other terms and conditions relating to such proposed sale. The Principal Stockholder shall have the right, within the twenty (20) business day period following the date on which the Offering Notice shall have been given (the “Option Period”), to purchase all of the Offered Shares at the price and on the other terms and conditions as set forth in the Offering Notice. In the event the Principal Stockholder elects not to purchase the Offered Shares, upon the expiration of the Option Period, the Management Transferor may Transfer the Offered Shares to any other Management Stockholder at the price and on the other terms and conditions as set forth in the Offering Notice. For the avoidance of doubt, in no event shall the Principal

Stockholder be permitted to pay a price that is greater than the Fair Market Value of the Offered Shares.

     Section 2. Bring-Along Rights.

          (a) If any Acquiring Stockholder at any time, or from time to time, in one transaction or a series of related transactions, proposes to Transfer shares of Common Stock to one or more Persons that is (i) not an Affiliate of such Acquiring Stockholder or (ii) is an Operating Affiliate (for such purposes an Operating Affiliate will not be deemed to be an Affiliate) (both (i) and (ii) being a “Third Party Purchaser”), then the Acquiring Stockholder(s) shall have the right (a “Bring-Along Right”), but not the obligation, and subject to the provision of Section 2(e) below, to require each Management Stockholder to tender for purchase to the Third Party Purchaser, on the same terms and conditions as apply to the selling Acquiring Stockholder(s), all or any portion of a number of shares of Common Stock and Options (including any Options that vest as a result of the consummation of the Transfer to the Third Party Purchaser) that, in the aggregate, equal the lesser of (A) the number derived by multiplying (1) the total number of shares of Common Stock owned by the Management Stockholder (including shares of Common Stock issuable in respect of all Options held by any Management Stockholder, whether or not exercised, and including any Options that vest as a result of the consummation of the Transfer to the Third Party Purchaser); by (2) a fraction, the numerator of which is the total number of shares of Common Stock to be sold by the Acquiring Stockholder(s) in connection with the transaction or series of related transactions and the denominator of which is the total number of the then outstanding shares of Common Stock held by all Acquiring Stockholder(s); or (B) the number of shares of Common Stock as the Acquiring Stockholder(s) shall designate in the Bring-Along Notice (as defined below); provided, however, all Bring-Along Rights will be exercised on a pro rata basis among the Management Stockholders based upon their relative holdings of Common Stock and Options.

          (b) If any Acquiring Stockholder elects to exercise its Bring-Along Right under this Section 2 with respect to the Restricted Shares held by the Management Stockholders and/or Options held by the Management Stockholders, the Acquiring Stockholder shall notify each Management Stockholder in writing (collectively, the “Bring-Along Notices”). Each Bring-Along Notice shall set forth: (i) the name of the Third Party Purchaser(s) and the number of shares of Common Stock proposed to be sold by the Acquiring Stockholder to the Third Party Purchaser(s); (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party Purchaser(s) and a summary of any other material terms pertaining to the Transfer (“Third Party Terms”); and (iii) the number of shares of Common Stock and Options that the Acquiring Stockholder elects each Management Stockholder to sell in the Transfer. The Bring-Along Notices shall be given at least five (5) days before the closing of the proposed Transfer.

          (c) Upon the giving of a Bring-Along Notice, each Management Stockholder shall be obligated to sell the number of shares of Common Stock and Options set forth in each Management Stockholder’s Bring-Along Notice on the Third Party Terms.

          (d) At the closing of the Transfer to any Third Party Purchaser(s) pursuant to this Section 2, the Third Party Purchaser(s) shall remit to the Management Stockholder the consideration for the Common Stock and Options held by the Management Stockholder sold pursuant hereto minus any consideration to be escrowed or otherwise held back in accordance with the Third Party Terms, and minus the aggregate exercise price of any Options being Transferred by the Management Stockholder to the Third Party Purchaser(s), against delivery by the Management Stockholder of certificates for Common Stock, duly endorsed for Transfer or with duly executed stock powers and an instrument evidencing the transfer or the cancellation of the Options subject to the Bring-Along Right reasonably acceptable to the Company, and the compliance by the Management Stockholder with any other conditions to closing generally applicable to the Acquiring Stockholder(s) and all other holders of Common Stock selling shares in such transaction.

          (e) Notwithstanding any of the foregoing, if the Management Stockholder is established, resident or domiciled in The Netherlands (a “Netherlands Management Stockholder”), neither the Common Stock nor Options held by any such Management Stockholder shall be subject to the Bring-Along Right set forth in this Section 2 unless and until the Third Party Purchaser holds, directly or indirectly, at least a majority of the equity ownership and the voting rights of the Common Stock.

     Section 3. Tag-Along Rights.

          (a) In the event that, at any time prior to the date on which the Company consummates a sale of shares of Common Stock in an initial public offering of shares of Common Stock registered pursuant to the Securities Act of 1933, as amended, the Acquiring Stockholder proposes to Transfer shares of Common Stock to a Third Party Purchaser, in a single Transfer or a series of related Transfers constituting a Company Sale (as defined in Section 3(f) below) then each Management Stockholder shall have the right, subject to Section 3(e) below (the “Tag-Along Right”) to require that the proposed Third Party Purchaser purchase from such Management Stockholder up to the number of whole shares of Common Stock (including any Restricted Shares issuable upon the exercise of Options that are vested as of the date of such Transfer, including any Options that vest as a result of the consummation of the Transfer to the Third Party Purchaser (collectively, the “Vested Options”)) equal to the number derived by multiplying (x) the total number of shares of Common Stock that the proposed Third Party Purchaser has agreed or committed to purchase, by (y) a fraction, the numerator of which is the total number of shares of Common Stock (including shares of Common Stock issuable upon exercise of Vested Options) owned by the Management Stockholder, and the denominator of which is the aggregate number of shares of Common Stock owned by all Acquiring Stockholders, the Management Stockholder and all other holders of Common Stock or Options (whether or not vested). The intent of this computation is to accord to the Management Stockholder the right to sell the same percentage of its holdings of Common Stock as the Acquiring Stockholder are entitled to sell in such a transaction. Any shares of Common Stock and Options purchased from the Management Stockholder pursuant to this Section 3(a) shall be purchased upon the same terms and conditions as such proposed Transfer by the selling Acquiring Stockholder(s).

          (b) The Acquiring Stockholder(s) shall notify each Management Stockholder in writing in the event such Acquiring Stockholder(s) propose to make a Transfer or series of Transfers giving rise to the Tag-Along Right at least ten (10) business days prior to the date on which such Acquiring Stockholder(s) expect to consummate such Transfer (the “Sale Notice”) which notice shall specify the number of shares of Common Stock which the Third Party

Purchaser intends to purchase in such Transfer. The Tag-Along Right may be exercised by any Management Stockholder by delivery of a written notice to the Acquiring Stockholder proposing to sell Restricted Shares (the “Tag-Along Notice”) within ten (10) business days following receipt of the Sale Notice from such Acquiring Stockholder(s). The Tag-Along Notice shall state the number of shares of Common Stock and Options that the Management Stockholder proposes to include in such Transfer to the proposed Third Party Purchaser (not to exceed the number as determined above). In the event that the proposed Third Party Purchaser does not purchase the specified number of shares of Common Stock and Options from the Management Stockholder on the same terms and conditions as specified in the Sale Notice, then the Acquiring Stockholder(s) shall not be permitted to sell any shares of Common Stock to the proposed Third Party Purchaser unless the Acquiring Stockholder(s) purchase from the Management Stockholder such specified number of Restricted Shares and Options on the same terms and conditions as specified in such Sale Notice.

          (c) At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 3, the Third Party Purchaser shall remit to each Management Stockholder who exercised his Tag-Along Right the consideration for the Common Stock and Vested Options held by the Management Stockholder and sold pursuant hereto minus any consideration to be escrowed or otherwise held back in accordance with the Third Party Terms, and minus the aggregate exercise price of such Vested Options, against delivery by the Management Stockholder of certificates for Common Stock, duly endorsed for Transfer or with duly executed stock powers and an instrument evidencing the transfer or the cancellation of the Options subject to the Tag-Along Right reasonably acceptable to the Company, and the compliance by the Management Stockholder with any other conditions to closing generally applicable to the Acquiring Stockholder(s) and all other holders of Common Stock selling shares in such transaction.

          (d) At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 3, any amounts remitted to each Management Stockholder in respect of his Vested Options and/or Common Stock, as applicable, shall be net of any withholding and employment taxes required by such payments.

          (e) Notwithstanding any of the foregoing, if the Management Stockholder is a Netherlands Management Stockholder, such Management Stockholder shall not be permitted to exercise any of the rights set forth in this Section 3 unless and until the Third Party Purchaser holds, directly or indirectly, at least a majority of the equity ownership and the voting rights of the Common Stock.

          (f) “Company Sale” shall mean (i) the consummation of any transaction or series of transactions pursuant to which one or more persons or entities or group of persons or entities (other than the Principal Stockholder, Acquiring Stockholder, or any transfer thereto as a result of any liquidation or dissolution of any Principal Stockholder) acquires capital stock of the Company (or its successors) possessing the voting power sufficient to elect a majority of the members of the Board of Directors of the Company or its successor(s) (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company’s capital stock or otherwise) or (ii) any Liquidity Event (as such term is defined in the Stock Option Plan).

     Section 4. Rights to Repurchase Shares of Management Stockholders.

          (a) Following the Termination of Employment or the Termination of Directorship of any Management Stockholder, the Company may elect, but shall not be required, to repurchase or (for Management Stockholders other than Netherlands Management Stockholders only, to require a designee) to purchase all or any portion of (i) the Options held by any Management Stockholders that are not Canadian Management Stockholders (as such term is defined below) that are vested as of the date of such termination or that are otherwise subject to vesting after such termination and/or (ii) shares of Common Stock acquired upon the exercise of any Options or otherwise pursuant to the execution of a Subscription Agreement (the Options and shares described in clauses (i) and (ii) herein, collectively, the “Repurchased Securities”) held by such Management Stockholder or his or her successor in interest thereunder (“Call Right”). In accordance with the terms of each Stock Option Agreement, any Options that are not vested or not subject to vesting after the date of any Termination of Employment or Termination of Directorship shall then terminate without payment for such Options. For purposes of this Agreement, the term “Canadian Management Stockholder” shall mean an Management Stockholder that is established, resident or domiciled in Canada or who otherwise pays income taxes under the laws of Canada.

          (b) The Company may exercise its Call Right for a period of six (6) months following the later of (i) the Termination of Employment or the Termination of Directorship or (ii) with respect to Options that vest after the date of Termination of Employment or Termination of Directorship the date on which such Options vest. Any Call Right as described herein shall be exercised by written notice (“Call Notice”) to the Management Stockholder given in accordance with Section 9(g) of this Agreement on or prior to the last date on which the Call Right may be exercised by the Company. Notwithstanding the foregoing, there shall be no right to repurchase a Management Stockholder’s Repurchased Securities if there occurs a Termination of Directorship but such holder continues to be employed by the Company.

          (c) The repurchase price payable by the Company or (for Management Stockholders who are not Netherlands Management Stockholders) its designee upon exercise of the Call Right (the “Repurchase Price”) shall be as follows:

          (i) in the event of any Termination of Employment or Termination of Directorship by the Company or any of its Subsidiaries, as applicable, other than for Cause (as such term is defined in the Stock Option Agreement of the Management Stockholder) or due to the Management Stockholder’s death or Disability (as such term is defined in the Stock Option Agreement of the Management Stockholder), (x) for any Repurchased Securities that are shares of Common Stock, the Fair Market Value (as such term is defined in Section 4(f) below) of such shares on the date the Call Notice is issued and (y) for any Repurchased Securities that are Options, the excess, if any, of the Fair Market Value of the shares of Common Stock subject to such Options over the aggregate Option Price (as such term is defined in the Stock Option Agreement of the Management Stockholder) of such Options; and

          (ii) in the event of any Termination of Employment or Termination of Directorship by the Company or any of its Subsidiaries, as applicable, for Cause or by the Management Stockholder for any reason other than due to his or her death or Disability,

(x) for any Repurchased Securities that are shares of Common Stock, the lesser of (A) the Fair Market Value of such shares on the date the Call Notice is issued and (B) the aggregate price paid for such shares by the Management Stockholder (whether based on the Option Price or the Initial Investment Price, as applicable), and (y) for any Repurchased Securities that are Options, to the extent such Options are not exercised by the Management Stockholder within the period of exercisability provided in the Stock Option Agreement, the repurchase price shall be zero and such Options shall automatically terminate without payment by the Company or its designee therefor.

Any amounts paid to the Management Stockholder hereunder in respect of any Repurchased Securities that are Options shall be net of any withholding and employment taxes applicable to such payments.

          (d) The repurchase of Repurchased Securities pursuant to the exercise of a Call Right shall take place on the later of (i) the date specified by the Company which shall in no event be later than sixty (60) days following the date of the Call Notice and (ii) within ten (10) days following the receipt by the Company of all necessary governmental approvals. On such date, the Management Stockholder shall transfer or cancel the Option and transfer the shares of Common Stock subject to the Call Notice to the Company or (for Management Stockholders who are not Netherlands Management Stockholders) its designee, free and clear of all liens and encumbrances, by delivering to the Company an instrument evidencing the transfer or cancellation of the Options subject to the Call Notice and the certificates representing the shares of Common Stock to be purchased, duly endorsed for transfer to the Company or (for Management Stockholders who are not Netherlands Management Stockholders) its designee or accompanied by a stock power duly executed in blank, the Company or (for Management Stockholders who are not Netherlands Management Stockholders) its designee shall pay to the Management Stockholder the Repurchase Price, and, in the event of a purchase by a designee of the Company (for Management Stockholders who are not Netherlands Management Stockholders), the designee shall pay the Company the aggregate exercise price of any Options purchased upon the exercise thereof. The Company and the Management Stockholder each shall use his, her or its reasonable efforts to expedite all proceedings contemplated hereunder to obtain a determination of the Repurchase Price of the Repurchased Securities at the earliest practicable date.

          (e) (i) In the case of any transfer of title or beneficial ownership of the Repurchased Securities upon default, foreclosure, forfeit, divorce, court order or otherwise, other than by a voluntary decision on the part of a Management Stockholder (each, an “Involuntary Transfer”), the Management Stockholder shall promptly (but in no event later than two (2) days after the Involuntary Transfer) furnish written notice (the “Involuntary Transfer Notice”) to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the person to whom the Repurchased Securities were transferred (the “Involuntary Transferee”), giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.

               (ii) Upon the receipt of the Involuntary Transfer Notice, and for sixty (60) days thereafter, the Company shall have the right to elect to repurchase or to cause (for Management Stockholders who are not Netherlands Management Stockholders) its designee to purchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Repurchased Securities acquired by the Involuntary Transferee for a repurchase price equal to the sum of the Fair Market Value of shares of Common Stock as of the date of the Involuntary Transfer and the Fair Market Value, as of the date of the Involuntary Transfer, of the Common Stock issuable upon the exercise of the Options acquired by the Involuntary Transferee reduced by the aggregate exercise price of such Options (the “Involuntary Transfer Repurchase Price” and such right, the “Involuntary Transfer Repurchase Right”). The Involuntary Transfer Repurchase Right shall be exercised by written notice (the “Involuntary Transfer Repurchase Notice”) to the Involuntary Transferee given in accordance with Section 9(g) of this Agreement on or prior to the last date on which the Involuntary Transfer Repurchase Right may be exercised by the Company.

               (ii) The repurchase of the Repurchased Securities pursuant to the exercise of the Involuntary Transfer Repurchase Right shall take place on the later of (i) the date specified by the Company which shall in no event be later than sixty (60) days following the date of the Involuntary Transfer Repurchase Notice and (ii) within ten (10) days following the receipt by the Company of all necessary governmental approvals. On such date, the Involuntary Transferee shall cancel or transfer the Options acquired by the Involuntary Transferee and transfer the Shares of Common Stock subject to the Involuntary Transfer Repurchase Notice to the Company or (for Management Stockholders who are not Netherlands Management Stockholders) its designee, free and clear of all liens and encumbrances, by delivering to the Company an instrument evidencing the transfer or cancellation of the Options subject to the Involuntary Transfer Repurchase Notice and the certificates representing the Shares to be purchased, duly endorsed for transfer to the Company or (for Management Stockholders who are not Netherlands Management Stockholders) its designee or accompanied by a stock power duly executed in blank, the Company or (for Management Stockholders who are not Netherlands Management Stockholders) its designee shall pay to the Involuntary Transferee the Involuntary Transfer Repurchase Price, and, in the event of a purchase by a (for Management Stockholders who are not Netherlands Management Stockholders) designee of the Company, the designee shall pay the Company the aggregate exercise price of any Options purchased upon the exercise thereof. The Company and the Involuntary Transferee each shall use his, her or its reasonable efforts to expedite all proceedings contemplated hereunder to obtain a determination of the Involuntary Transfer Repurchase Price of the Restricted Shares at the earliest practicable date.

          (f) The Fair Market Value of Common Stock shall be determined by the Board as set forth in Section 4.3(a) of the Stock Option Plan, as follows:

          (i) if the Common Stock is listed on one or more National Securities Exchanges (within the meaning of the Securities Exchange Act of 1934, as amended), each share of Common Stock to be repurchased shall be valued at the average closing price of a share of such class of Common Stock on the principal exchange on which the Restricted Shares are then trading, on the twenty (20) trading days immediately preceding such date;

          (ii) if the Common Stock is not traded on a National Securities Exchange but is quoted on the NASDAQ Stock Market or a successor quotation system and the Common Stock is listed as a National Market Issue under the NASD National Market System, each share of Common Stock to be repurchased shall be valued at the average of the last sales price on each of the twenty (20) trading days immediately preceding such date as reported by the NASDAQ Stock Market or such successor quotation system; or

          (iii) if the Common Stock is not publicly traded on a National Securities Exchange and is not quoted on the NASDAQ Stock Market or a successor quotation system, the Fair Market Value of the Common Stock to be repurchased shall be determined in good faith by the compensation committee of the Board, subject to approval of such determination by the Board in good faith.

     Section 5. Cooperation with Company Sale.

          (a) In the event that (i) the Board approves any transaction that constitutes a Company Sale or (ii) one or more Acquiring Stockholders notify the Management Stockholders that one or more Acquiring Stockholder intends to effect a transaction that constitutes a Company Sale through the exercise of the rights set forth in Section 2 or 3 hereof, each Management Stockholder shall, to the extent the Acquiring Stockholder is exercising Bring-Along Rights or the Management Stockholder is exercising Tag-Along Rights, consent to and raise no objections in respect of such transaction, and if such transaction is structured as a sale of stock, each Management Stockholder shall take all actions that the Board of Directors or the Acquiring Stockholder reasonably deem necessary or desirable in connection with the consummation of such transaction. Without limiting the generality of the foregoing, each Management Stockholder agrees to (A) consent to and raise no objections against such transaction; (B) execute any purchase agreement, merger agreement or other agreement entered into with the Third Party Purchaser with respect to such transaction setting forth the Third Party Terms and any ancillary agreement with respect thereto; (C) vote the Common Stock held by the Management Stockholder in favor of such transaction; and (D) refrain from the exercise of dissenters’ appraisal rights with respect to such transaction.

          (b) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated under the Act, may be available with respect to the negotiation or transaction (including a merger, consolidation, or other reorganization), each Management Stockholder shall, if requested by the Company, appoint a purchaser representative (as defined in Rule 501 of the Act) reasonably acceptable to the Company. If the purchaser representative is designated by the Company, the Company shall pay the fees of the purchaser representative, but if any Management Stockholder appoints another purchaser representative, the Management Stockholder shall be responsible for the fees of the purchaser representative so appointed.

          (c) Upon the exercise of its Tag-Along Rights, each Management Stockholder shall bear its pro-rata share of the costs of any transaction in which it sells Restricted Shares or Options (based upon the number of Restricted Shares and Options held by the Management Stockholder that are sold in such transaction) to the extent such costs are incurred for the benefit of all holders of Common Stock and Options and are not otherwise paid by the Company or the acquiring party.

          (d) Notwithstanding any of the foregoing, if the Management Stockholder is a Netherlands Management Stockholder, such Management Stockholder shall not be required to take any of the actions set forth in this Section 5 unless and until the earlier of (i) the date the

Third Party Purchaser holds, directly or indirectly, at least a majority of the equity ownership and the voting rights of the Common Stock or (ii) the date that the Company’s Netherlands legal counsel advises is permissible under applicable securities laws.

     Section 6. Confidentiality Provisions.

          (a) Each Management Stockholder acknowledges, represents, and agrees that: (i) the Company’s financial statements and any other Confidential Information (as defined below) that the Company may, in its sole discretion, furnish to the Stockholders contain confidential, proprietary, and material nonpublic information about the Company; (ii) it shall keep the Confidential Information and all information therein secret and confidential; (iii) it shall hold same in accordance with its customary procedures, if any, for handling confidential information on investments; (iv) it shall not disclose the Confidential Information or any information therein to anyone except (A) to its Affiliates (that do not compete with, or engage in any of the same businesses as, the Company), officers, directors, employees, agents or advisors, who are directly involved in the administration of its stockholding in the Company, all of whom must be advised of and agree to adhere to the terms of this Section 6, (B) as required by law, or (C) as requested or required by any provincial, state, federal, national or foreign authority or examiner regulating banks or banking or claiming to have the authority to regulate banks or banking; (v) it shall be responsible for any breach of the terms of this Section 6 committed to anyone to whom it disclosed the Confidential Information or any information therein; (vi) it shall not use the Confidential Information or any information therein for any purpose other than for appropriate purposes in connection with its stockholding in the Company; and (vii) in the event of any breach of the terms of this Section 6, the Company shall be entitled to specific performance and/or injunctive relief (without bond) as a remedy for any such breach, in addition to all other remedies available at law or in equity, and shall be entitled to reimbursement of all legal fees and litigation expenses incurred in enforcing the terms of this Section 6.

          (b) Definitions. For purposes of this Agreement, the term “Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group, and the term “Restricted Group” shall mean, collectively, the Company, its Subsidiaries, CP III, the Principal Stockholders, the members of the Principal Stockholders, and their respective Affiliates.

     Section 7. Termination. This Agreement shall terminate immediately following the consummation of the first occurrence of a Liquidity Event.

     Section 8. Restrictive Covenants.

          (a) Restrictive Covenants. Unless the Management Stockholder is subject to covenants, which are similar nature to the covenants set forth below in this Section 8(a), pursuant to any employment agreement entered into by and between the Management Stockholder and any of the Company or its Subsidiaries (in which case such covenants shall apply and this Section 8(a) shall not apply), then the Management Stockholder shall be subject to the following:

          (i) Non-Competition. In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees effective as of the date of this Agreement, without the Company’s prior written consent, the Management Stockholder shall not, directly or indirectly, at any time during the Management Stockholder’s employment with the Company or its Subsidiaries and for one year thereafter, directly or indirectly be engaged in or have financial interest (other than an ownership position of less than 5% in any company whose shares are publicly traded or any non-voting non-convertible debt securities in any company) in any business which competes with any business of the Company or any of its Subsidiaries and in any geographical location in which the Company or any of its Subsidiaries conducts business or, to the Management Stockholder’s best knowledge, has taken concrete steps towards conducting such business.

          (ii) Non-Solicitation. In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees effective as of the date of this Agreement, without the Company’s prior written consent, the Management Stockholder shall not, directly or indirectly, at any time during the Management Stockholder’s employment with the Company or its Subsidiaries and for one year thereafter, directly or indirectly (i) solicit customers or clients of the Company or any of its Subsidiaries to terminate their relationship with the Company or any of its Subsidiaries or otherwise solicit such customers or clients to compete with any business of the Company or any of its Subsidiaries or (ii) solicit or offer employment to any person who has been employed by the Company or any of its Subsidiaries at any time during the twelve months immediately preceding the termination of the Management Stockholder’s employment.

          (b) Enforceability of Restrictive Covenants. Notwithstanding above, if at any time a court holds that the restrictions stated in Section 6 or Section 8(a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Management Stockholder’s services are unique and because the Management Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

     Section 9. Miscellaneous.

          (a) Legends. Each certificate representing the Restricted Shares shall bear the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, PROVINCE OR OTHER JURISDICTION AND MAY NOT BE

SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND/OR SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER, CARLYLE PARTNERS III, L.P., THE INITIAL HOLDER HEREOF AND OTHER PARTIES THERETO DATED AS OF DECEMBER 22, 2004. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

          (b) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee of the Restricted Shares and shall also apply to any Restricted Shares acquired by any Management Stockholder after the date hereof.

          (c) Management Stockholder Representation. The Management Stockholder hereby represents that (i) the Management Stockholder’s execution of this Agreement and participation in the Plan is voluntary and the Management Stockholder has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of employment or continued employment with the Company or any of its Subsidiaries and (ii) the Management Stockholder is not an “investor relations person” within the meaning of the Multilateral-Instrument 45-105 (“MI 45-105”) of Manitoba, Canada which, as of the date hereof, is defined as the following (as the same is set forth in MI 45-105):

“a person or company that is a registrant under Canadian securities laws or provides services that include any activities or communications, by or on behalf of the issuer or a security holder of the issuer, that promote or could reasonably be expected to promote the purchase or sale of securities of the issuer, excluding: (A) the dissemination of information or preparation of records in the ordinary course of the business of the issuer (I) to promote the sale of products or services of the issuer; or (II) to raise public awareness of the issuer; that cannot reasonably be considered to promote the purchase or sale of securities of the issuer; or (B) activities or communications necessary to comply with the requirements of (I) securities legislation or securities directions of any jurisdiction of Canada or the securities laws of any foreign jurisdiction governing the issuer; or (II) any exchange or market on which the issuer’s securities trade.”

          (d) Specific Performance, Etc. Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of the Party’s rights under this Agreement. Each Party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Party of the provisions of this Agreement and each Party hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (f) Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

          (g) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five (5) days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices, provided that notices of a change of address shall be effective only upon receipt thereof).

(i) If to the Company at:

Standard Aero Acquisition Holdings, Inc.

c/o Standard Aero, Ltd.
500-1780 Wellington Avenue
Winnipeg, Manitoba
R3H 1B3 Canada
Attention: Senior Vice President of Human Resources
Facsimile: 204-786-8610

with copies to the Acquiring Stockholder at the address listed below and:

Latham & Watkins LLP
555 Eleventh Street, N.W.
Tenth Floor
Washington, D.C. 20004
Attention: Daniel Lennon
Facsimile: 202-637-2201

(ii) If to the Acquiring Stockholder at:

c/o TC Group, LLC
1001 Pennsylvania Avenue, N.W.
220-South
Washington, D.C. 20004
Attention: David Waxman
Facsimile: 202-347-9250

with a copy to Latham & Watkins LLP, at the address given above.

          (iii) If to a Management Stockholder, to the address set forth on the Management Stockholder’s signature page hereto.

          (h) Recapitalization, Exchange, Etc. Affecting the Company’s Stock. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all shares of Common Stock, Options, and all of the shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Common Stock and Options and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

          (i) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

          (k) Amendment. This Agreement may be amended by resolution of the Board of Directors provided the amendment has been approved by the Principal Stockholder, provided that any amendment adverse to a Management Stockholder shall not be effective against such Management Stockholder unless agreed to by it. At any time hereafter, additional Management Stockholders may be made parties hereto by executing a signature page in the form attached as Exhibit B hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto.

          (l) Tax Withholding. The Company or any Subsidiary, as applicable, shall be entitled to require payment in cash or deduction from other compensation payable to any Management Stockholder of any sums required to be withheld by all applicable tax, social security premium, national insurance or other applicable withholding laws with respect to the issuance, vesting, exercise, repurchase, or cancellation of any Restricted Share or any Option to purchase Restricted Shares.

          (m) No Additional Rights. Nothing contained in this Agreement (i) obligates the Company or any Affiliate of the Company to employ any Management Stockholder in any capacity whatsoever; (ii) confers upon any Management Stockholder the right to continue to serve as a Director, (iii) prohibits or restricts the Company or any Affiliate of the Company from terminating the employment, if any, of any Management Stockholder at any time or for any reason whatsoever, with or without cause; or (iv) restricts in any way the rights of the stockholders of the Company or any of its subsidiaries, to remove any Management Stockholder as a Director at any time for any reason whatsoever. Each Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever concerning his or her employment or directorship, or continued employment by the Company or any Affiliate of the Company, except pursuant to any employment agreement by and between the Management Stockholder and the Company or any Affiliate of the Company in effect from time to time for so long as this Agreement remains in effect.

          (n) Offsets. The Company shall be permitted to offset and reduce from any amounts payable to a Management Stockholder the amount of any indebtedness or other obligation or payment owing to the Company by the Management Stockholder.

          (o) Entire Agreement. This writing constitutes the entire agreement of the Parties with respect to the subject matter hereof.

[signature pages follow]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

STANDARD AERO ACQUISITION HOLDINGS, INC.

By:	/s/ David Shaw

Name:	David Shaw
Title:	Chief Executive Officer

CARLYLE PARTNERS III, L.P.

By:	TC Group III, L.P.
its general partner

By:	TC Group III, L.L.C.
its general partner

By:	TC Group, L.L.C.
its managing member

By:	TCG Holdings, L.L.C.
its managing member

By:	/s/ Peter J. Clare

Name:
Title: Managing Director

MANAGEMENT STOCKHOLDER

By:	/s/ Edward Richmond

Name:	Edward Richmond

          Each Management Stockholder has agreed to be bound by the terms of this Agreement by execution and delivery of the signature page set forth as Exhibit B hereto.

EXHIBIT A

          List of Management Stockholders on file with management of Standard Aero Acquisition Holdings, Inc.

EXHIBIT B

SIGNATURE PAGE

TO
STOCKHOLDERS AGREEMENT OF
STANDARD AERO ACQUISITION HOLDINGS, INC.

          By execution of this signature page, Edward Richmond hereby agrees to become a party (as a Management Stockholder) to, be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement of Standard Aero Acquisition Holdings, Inc. dated as of December 22, 2004, by and among Standard Aero Acquisition Holdings, Inc., Carlyle Partners III, L.P., and certain other parties named therein, as amended from time to time thereafter.

/s/ Edward Richmond
Edward Richmond
67 Farmingdale Boulevard Winnipeg, Manitoba R3P 2G3 Canada

Accepted:

Standard Aero Acquisition Holdings, Inc.

By:	/s/ David Shaw

Name:	David Shaw
Title:	Chief Executive Officer

Carlyle Partners III, L.P.

By:	TC Group III, L.P.
its general partner

By:	TC Group III, L.L.C.
its general partner

By:	TC Group, L.L.C.
its managing member

By:	TCG Holdings, L.L.C.
its managing member

By:	/s/ Peter J. Clare

Name:
Title: Managing Director

D-18